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                                                                     Exhibit 4.6





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                          PLEDGE AND SECURITY AGREEMENT

                                   dated as of

                                  April 2, 2001

                                      among

                            CENTURY ALUMINUM COMPANY,
                         the other Pledgors party hereto

                                       and

                            WILMINGTON TRUST COMPANY,
                           as Collateral Agent for the
              Trustee and the Holders of Century Aluminum Company's
               11-3/4 Senior Secured First Mortgage Notes due 2008


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                                TABLE OF CONTENTS



                                                                     PAGE
   SECTION 1.  Defined Terms...........................................2
   SECTION 2.  Pledge and Grant of Security Interest...................3
   SECTION 3.  Security for Obligation.................................4
   SECTION 4.  Maintaining the Cash Collateral Account.................4
   SECTION 5.  Delivery of Collateral..................................5
   SECTION 6.  Liquid Investments......................................6
   SECTION 7.  Representations and Warranties..........................7
   SECTION 8.  Further Assurances......................................8
   SECTION 9.  Covenants...............................................9
   SECTION 10.  Power of Attorney.....................................10
   SECTION 11.  No Assumption of Duties; Reasonable Care..............11
   SECTION 12.  Indemnity.............................................12
   SECTION 13.  Remedies upon Event of Default........................12
   SECTION 14.  Expenses..............................................14
   SECTION 15.  Security Interest Absolute............................14
   SECTION 16.  Continuing Security Interest; Termination.............15
   SECTION 17.  Additional Pledgors...................................15
   SECTION 18.  Successors and Assigns................................16
   SECTION 19.  Miscellaneous Provisions..............................16


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         This COLLATERAL PLEDGE AND SECURITY AGREEMENT (this "PLEDGE AGREEMENT")
is made and entered into as of April 2, 2001 by Century Aluminum Company, a Delaware corporation (with its successors, the "COMPANY"), the Guarantors listed on the signature pages hereof (each, together with its successors, a "PLEDGOR" and, collectively with the Company and any other Person that becomes a Pledgor hereunder from time to time pursuant to Section 17, the "PLEDGORS"), in favor of Wilmington Trust Company, a Delaware banking corporation, as trustee (the "TRUSTEE") under the Indenture referred to herein, in its capacity as collateral agent (the "COLLATERAL AGENT") for the Trustee and the holders from time to time (the "HOLDERS") of the Notes (as defined herein), issued by the Company under the Indenture referred to below.

                                   WITNESSETH

          WHEREAS, the Pledgors and the Trustee have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which the Company is issuing $325,000,000 in aggregate principal amount of 11-3/4% Senior Secured First Mortgage Notes due 2008 (the "NOTES") on the date hereof;

         WHEREAS, the Pledgors have established an account (the "CASH COLLATERAL ACCOUNT") with Wilmington Trust FSB, at its office at 520 Madison Avenue, New York, New York, Account No. 54772-0, in the name of "Wilmington Trust Company, as Collateral Agent for the benefit of the trustee and holders of the 11-3/4% Senior Secured First Mortgage Notes Due 2008 of Century Aluminum Company Collateral Pledge Account";

         WHEREAS, pursuant to the Indenture and the other Security Documents, the Pledgors are required to deposit into the Cash Collateral Account various amounts, including cash proceeds from the sale, lease, transfer, or other disposition, or series of related sales, leases, transfers or other dispositions, of Restricted Assets having an aggregate fair market value (as determined under the Indenture) of $2.5 million or more, and, subject to specified exceptions, any Casualty Proceeds of $2.5 million or more (collectively, the "CASH PROCEEDS");

         WHEREAS, to secure the payment and performance of all of its Secured Obligations (as defined herein), the Pledgors have agreed (i) to pledge to the Collateral Agent for the benefit of the Secured Parties (as defined herein), a security interest in the Collateral (as defined herein) and (ii) to execute and deliver this Pledge Agreement; and

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         WHEREAS, it is a condition precedent to the initial purchase of the
Notes by the initial Holders thereof that each Pledgor shall have granted the security interest and made the pledge contemplated by this Pledge Agreement.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the initial Holders of the Notes to purchase the Notes, each Pledgor hereby agrees with the Collateral Agent for the benefit of the Secured Parties, as follows:

         SECTION 1. Defined Terms.(a) Capitalized terms used and not defined in this Pledge Agreement have the meanings set forth or referred to in the Indenture.

         (b) Unless otherwise defined herein or in the Indenture, terms used in the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Pledge Agreement as such terms are defined in the UCC and/or the Federal Book Entry Regulations.

         (c) The following terms used herein have the meanings set forth below:

         "CASH COLLATERAL ACCOUNT" has the meaning assigned to such term in the recitals.

         "CASH PROCEEDS" has the meaning assigned to such term in the recitals.

         "COLLATERAL" has the meaning assigned to such term in Section.

         "FEDERAL BOOK ENTRY REGULATIONS" means the federal regulations contained in Subpart B governing book-entry securities consisting of U.S. Treasury bills, notes and bonds and Subpart D of 31 C.F.R. Part 357, 31 C.F.R.
Section 357.2, Section 357.10 through Section 357.14 and Section 357.41 through
Section 357.44.

         "INDENTURE" has the meaning assigned to such term in the recitals.

         "LIQUID INVESTMENTS" means (i) United States Treasury bills, notes or bonds held in TRADES (or any security entitlement with respect thereto) that mature within six months of their date of acquisition hereunder and (ii) money-market funds, at least 95% of the assets of which are U.S. Government Obligations (or any security entitlement with respect thereto), in each case held by the Collateral Agent in the manner required by Section.

         "NOTES" has the meaning assigned to such term in the recitals.

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         "POST-DEFAULT RATE" means the interest rate owed on any overdue payments of principal or interest on the Notes as provided in each Note.

         "SECURED OBLIGATIONS" means (a) in the case of the Company, (i) all Obligations under the Notes, (ii) all other amounts now or hereafter payable by the Company hereunder or under the Indenture or any other Security Document,
(iii) all other obligations, liabilities, covenants and duties of the Company hereunder and the Indenture or any other Security Document, (b) in the case of each Pledgor other than the Company, the Obligations of such Pledgor under its Note Guaranty and (c) in the case of each Pledgor, any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

         "SECURED PARTIES" means the Collateral Agent, the Trustee and the Holders.

         "SECURITY INTERESTS" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdictions for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          SECTION 2. Pledge and Grant of Security Interest. Each Pledgor hereby pledges to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a continuing security interest in and to all of such Pledgor's right, title and interest in and to all of the following, whether now owned or hereafter acquired by such Pledgor, wherever located and whether now or hereafter existing or arising (hereinafter collectively referred to as the "COLLATERAL"), whether characterized as investment property, general intangibles or otherwise:

         (a) the Cash Collateral Account;

         (b) all cash, monies, investment property, instruments and financial assets (including without limitation, the Liquid Investments) held in the Cash Collateral Account;

         (c) all Cash Proceeds, whether or not held in the Cash Collateral Account;

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         (d) all dividends, interest, cash, monies and other property from time to time received, receivable or otherwise distributed or distributable in respect of, or in exchange for, any or all such Collateral; and

         (e) all proceeds of any of the foregoing clauses (a) through (d).

         SECTION 3. Security for Obligation. This Pledge Agreement and the grant of a security interest in the Collateral hereunder secures the prompt and complete payment and performance by each Pledgor of such Pledgor's Secured Obligations.

         SECTION 4. Maintaining the Cash Collateral Account. So long as any Secured Obligation shall remain outstanding:

         (a) Prior to or concurrently with the execution and delivery hereof, the Collateral Agent shall establish the Cash Collateral Account on its books as a separate account segregated from all other custodial or collateral accounts at its office at Wilmington Trust FSB, 520 Madison Avenue, New York, New York, 10022, Attention: Corporate Trustee Department. The Company and the Collateral Agent will maintain the Cash Collateral Account as a securities account with Wilmington Trust FSB in the State of New York.

         (b) Except as otherwise provided by the provisions of Section 13 and
Section 16, no amount shall be paid or released to or for the account of, or withdrawn by or for the account of, any Pledgor or any other Person from the Cash Collateral Account.

         (c) The Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

         (d) Subject to the other terms and conditions of this Pledge Agreement, all funds or other property held by the Collateral Agent pursuant to this Pledge Agreement shall be held in the Cash Collateral Account subject to the exclusive dominion and control of the Collateral Agent and exclusively for the ratable benefit of the Secured Parties and, to the extent required by applicable law to ensure perfection of the Security Interest on a first priority basis, segregated from all other funds or other property otherwise held by the Collateral Agent.

         (e) Nothing contained in this Pledge Agreement shall (i) afford any Pledgor any right to issue entitlement orders with respect to any of the security entitlements constituting Collateral or any securities account in which any such

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security entitlement may be carried, or otherwise afford any Pledgor control of any such security entitlement or securities account or (ii) otherwise give rise to any rights of Pledgor with respect to such security entitlements or any securities account in which any such security entitlement may be carried, other than each Pledgor's rights under this Pledge Agreement as the beneficial owner of Collateral pledged to and subject to the exclusive dominion and control of the Collateral Agent in its capacity as such (and not as a securities intermediary). Each Pledgor acknowledges, confirms and agrees that the Collateral Agent is an entitlement holder of the Collateral solely as Collateral Agent and not as a securities intermediary.

         SECTION 5. Delivery of Collateral. All Cash Proceeds or other amounts required to be delivered to the Collateral Agent pursuant to the Indenture (including without limitation Section 11.03 thereof) or any Security Document, including this Pledge Agreement, shall be deposited in the Cash Collateral Account.

         (b) All cash, certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Collateral Agent in the State of New York pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any or all of the Collateral for certificates or instruments of smaller or larger denominations. Also, the Collateral Agent shall have the right at any time to convert Collateral consisting of financial assets credited to the Cash Collateral Account to Collateral consisting of financial assets held directly by the Collateral Agent, and to convert Collateral consisting of financial assets held directly by the Collateral Agent to Collateral consisting of financial assets credited to the Cash Collateral Account.

         (c) With respect to any Collateral in which any Pledgor has any right, title or interest and that constitutes an uncertificated security, such Pledgor shall cause the issuer thereof to register the Collateral Agent as the registered owner of such security.

         (d) With respect to any Collateral in which any Pledgor has any right, title or interest and that constitutes a security entitlement, such Pledgor shall cause the securities intermediary with respect to such security entitlement to identify in

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its records the Collateral Agent as the entitlement holder of such security entitlement against such securities intermediary.

         (e) With respect to any Collateral that constitutes a securities account, each Pledgor will comply with Section with respect to all security entitlements carried in such securities account.

         (f) Upon transfer of any financial assets to the Cash Collateral Account, the Collateral Agent shall make appropriate book entries indicating that such assets have been credited to the Cash Collateral Account.

         (g) Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Cash Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Cash Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account together with any Liquid Investments from time to time made pursuant to Section hereof shall vest in the Collateral Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

         (h) Concurrently with the execution and delivery of this Pledge Agreement, the Collateral Agent shall deliver a certificate of an officer of the Collateral Agent, confirming the Collateral Agent's establishment and separate maintenance of the Cash Collateral Account, all in accordance with this Pledge Agreement.

         SECTION 6. Liquid Investments. Amounts on deposit in the Collateral Account shall be invested and re-invested from time to time in Liquid Investments pursuant to Section, which Liquid Investments shall be held in the name and be under the control of the Collateral Agent pursuant to the provisions of Section, provided that, if an Event of Default has occurred and is continuing, the Collateral Agent shall, if instructed by the Trustee, liquidate any such Liquid Investments and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section.

         (b) Not later than three Business Day after any receipt by the Collateral Agent of cash (whether Cash Proceeds or as proceeds of any Liquid Investments or other Collateral) for deposit in the Cash Collateral Account, the Collateral Agent shall invest such funds in the Wilmington U.S. Government Portfolio/Service Class Shares; provided that, if, prior to the time of such investment, the Collateral Agent receives an Officers' Certificate from the Company specifying an alternative Liquid Investment, the Collateral Agent shall

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invest such cash in the specified Liquid Investment promptly, but in any event within two Business Days after receipt of such notice.

         SECTION 7. Representations and Warranties. Each Pledgor, jointly and severally, hereby represents and warrants that:

         (a) The execution and delivery by each Pledgor of, and the performance by such Pledgor of its obligations under, this Pledge Agreement will not (1) contravene (A) any provision of applicable law, (B) the certificate of incorporation or by-laws (or other organizational documents in the case of any non-corporate Pledgor) of any Pledgor, (C) any agreement or other instrument binding upon any Pledgor or any of its subsidiaries or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except, in the case of (C) and (D), for contraventions that would not have a material adverse effect on the Company and its subsidiaries taken as a whole or the Security Interest in the Collateral or
(2) result in the creation or imposition of any Lien on any assets of any Pledgor, except for the security interests granted under this Pledge Agreement.

         (b) No consent, approval, authorization, order of, action by notice to, filing or qualification with, any governmental authority, regulatory body, agency or other Person is required for (i) the execution, delivery or performance by any Pledgor of its obligations under this Pledge Agreement, (ii) the grant by any Pledgor of the Security Interest, (iii) the perfection or maintenance of the Security Interest (including the first priority nature of such Security Interest) or (iv) the exercise by the Collateral Agent of its voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.

         (c) Each Pledgor is the beneficial owner of the Collateral pledged by it hereunder, free and clear of any Lien, claim, option or right of any Person (except for the Security Interests and any Permitted Encumbrances). No financing statement or instrument similar in effect covering all or any part of such Collateral is on file in any public or recording office, other than any financing statements filed from time to time pursuant to this Pledge Agreement and the other Security Documents.

         (d) This Pledge Agreement has been duly authorized, validly executed and delivered by each Pledgor and constitutes a valid and binding agreement of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency

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or similar laws now or hereafter in effect relating to or affecting creditors'
rights or remedies generally (regardless of whether considered in an action at law or in equity) and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         (e) Assuming compliance by the Collateral Agent with its agreements hereunder, the pledge and grant by each Pledgor of a Security Interest in the Collateral pursuant to this Pledge Agreement for the ratable benefit of the Secured Parties will constitute a valid and perfected first-priority security interest in such Collateral, securing the payment of the Secured Obligations of such Pledgor, enforceable as such against all creditors of such Pledgor (and any persons purporting to purchase any of the Collateral from such Pledgor), subject to no other Liens other than Permitted Encumbrances.

         (f) There are no legal or governmental proceedings pending or, to each Pledgor's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any such subsidiary is subject that would materially adversely affect the power (corporate or otherwise) or ability of any Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

         (g) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to any Pledgor.

         (h) No Event of Default has occurred and is continuing.

         (i) The jurisdiction (for purposes of Section 8-110(e) of the UCC and 31 CFR Section 357.11(b))) of the securities intermediary that maintains the Cash Collateral Account and all securities accounts carrying the Collateral is New York.

         SECTION 8. Further Assurances. Each Pledgor agrees that from time to time, at its own expense, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or required by applicable law or that the Collateral Agent may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor will:
(i) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note or instrument, duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form

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and substance satisfactory to the Collateral Agent; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or required by applicable law or as the Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby; (iii) deliver and pledge to the Collateral Agent for the benefit of the Secured Parties certificates representing Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; and (iv) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by Pledgor under this Pledge Agreement has been taken.

         (b) Each Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Pledgor where permitted by law. The Collateral Agent shall notify the applicable Pledgor of the filing of any such financing statement and provide a copy to such Pledgor upon filing. A photocopy or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         (c) Each Pledgor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

         (d) The Company will promptly pay all reasonable costs incurred in connection with any of the foregoing within 30 days of receipt of an invoice therefor. Each Pledgor also agrees, whether or not requested by the Collateral Agent, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Collateral Agent's Security Interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Collateral Agent).

         SECTION 9. Covenants. Each Pledgor covenants and agrees with the Collateral Agent for the benefit of the Secured Parties that, from and after the date of this Pledge Agreement until the payment in full in cash of all Obligations due and owing under the Indenture and the Notes, it will not:

         (i) sell or otherwise dispose of, and will not purport to sell or otherwise dispose of, or grant any option or warrant with respect to, any of

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\the Collateral or its beneficial interest therein, except for any disposition permitted by Section 11.02 and Section 11.03 of the Indenture;

                  (ii) create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for the Security Interests and any Permitted Encumbrance);

                  (iii) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Collateral; or

                  (iv) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest.

         SECTION 10. Power of Attorney. Each Pledgor hereby appoints and constitutes the Collateral Agent as such Pledgor's attorney-in-fact (with full power of substitution), with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument that is necessary or advisable or as the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation:

         (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

         (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above,


         (c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral, and

         (d) to pay or discharge taxes or Liens levied or placed upon the Collateral that such Pledgor has failed to pay or discharge in accordance herewith, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole reasonable discretion, and such payments made by the Collateral Agent to become part of the Secured Obligations

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of such Pledgor to the Collateral Agent, due and payable immediately upon demand;

provided, however, that the Collateral Agent shall have no obligation to perform any of the foregoing actions. The Collateral Agent's authority under this Section shall include, without limitation, the authority to indorse and negotiate any checks or instruments representing proceeds of Collateral in the name of such Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign such Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Collateral Agent to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign such Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgors.

         SECTION 11. No Assumption of Duties; Reasonable Care. The rights and powers conferred on the Collateral Agent hereunder are solely to preserve and protect the Security Interest of the Secured Parties in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Collateral Agent in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property held by the Collateral Agent for its own account, it being understood that the Collateral Agent in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment. The Collateral Agent shall not be responsible for the sufficiency of the Collateral or this Pledge Agreement and shall be entitled to all the rights, benefits, privileges and immunities accorded to the Trustee under Article 7 of the Indenture.

         SECTION 12. Indemnity. Each Pledgor, jointly and severally, shall indemnify, hold harmless and defend the Collateral Agent and its directors, officers, agents and employees, from and against, and shall pay on demand any and all claims, actions, obligations, losses, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable

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legal fees, costs and damages arising from the Collateral Agent's performance as
Collateral Agent under this Pledge Agreement, except to the extent that such claim, action, obligation, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such indemnified person's negligence or willful misconduct. This indemnification shall survive the termination of this Pledge Agreement.

         SECTION 13. Remedies upon Event of Default. If any Event of Default shall have occurred and be continuing:

         (a) The Collateral Agent and the other Secured Parties may exercise, in addition to all other rights and remedies given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may require the Pledgors to, and each Pledgor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at any broker's board or at public or private sale, in one or more sales or lots, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given, the Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through such Pledgor. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial-finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Collateral Agent and the other Secured Parties may, in their own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

         (b) The proceeds of any sale of, or other realization upon, all or any part of the Collateral pursuant to this Section and any cash held in the Cash Collateral Account at such time shall be applied by the Collateral Agent in the following order of priorities:

                  (i) First: to the payment of all expenses of such sale, including compensation of the Collateral Agent or such other Person conducting such sale, and attorneys' fees and expenses incurred by such Person, together with interest on any such expenses paid by such Person at the Post-Default Rate from the date paid by such Person through the date repaid to such Person;

                  (ii) Second: to the payment of the expenses and other amounts payable under Section ; and

                  (iii) Third: to the Trustee to be held, applied and disbursed in accordance with Section 6.10 of the Indenture.

         (c) The Collateral Agent may, without notice to the Pledgors except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the Cash Collateral Account or any part thereof.

         (d) Each Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make any disposition any portion of the Collateral pursuant to this Section valid and binding and in compliance with any and all other applicable requirements of law. Each Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against each Pledgor, and, to the extent permitted by law, each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred and is continuing.

         (e) Each Pledgor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent and the other Secured Parties by reason of the failure by such Pledgor to perform any of the covenants contained in this Section 13 and, consequently, agrees that, if such Pledgor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Collateral on the date the Collateral Agent shall demand compliance with this Section 13.

         SECTION 14. Expenses. Each Pledgor, jointly and severally, agrees that it will, upon demand, pay to the Collateral Agent the amount of any and all reasonable and duly documented expenses, including, without limitation, the reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Collateral Agent, that the Collateral Agent may incur in connection with (a) the administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder and (d) the failure by any Pledgor to perform or observe any of the provisions hereof.

         SECTION 15. Security Interest Absolute. All rights of the Collateral Agent and the other Secured Parties and the pledges, assignments and security interests hereunder, and all obligations of the Pledgors hereunder, shall be irrevocable, absolute and unconditional irrespective of and each Pledgor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

         (a) any lack of validity or enforceability of the Indenture or Notes or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or Notes or any other agreement or instrument relating thereto;

         (c) any taking, exchange, surrender, release or non-perfection of any Liens on any Collateral or any other collateral for all or any of the Secured Obligations;

         (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other assets of such Pledgor;

         (e) any change, restructuring or termination of the corporate structure or existence of such Pledgor; or

         (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent, the Trustee, any Holder of the Notes or any other Person, which might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or of this Pledge Agreement.

         SECTION 15. Continuing Security Interest; Termination. This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Pledge Agreement or the Indenture, remain in full force and effect until the payment in full in cash of the Secured Obligations.

         (b) Upon the consummation of any sale, transfer or other disposition of Collateral that is permitted by Section 11.02 and 11.03 of the Indenture, the Collateral Agent shall release the applicable Collateral (but not any proceeds thereof) to be sold, transferred or disposed of. Any such release shall not require the consent of any Holder of the Notes. If immediately available cash on deposit in the Collateral Account is not sufficient to make any distribution to the Company referred to in the previous sentence, the Collateral Agent shall liquidate as promptly as practicable Liquid Investments as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this section, such distribution (other than the distribution of any immediately available cash then on deposit) shall not be made until such liquidation has taken place.

         (c) In connection with any release of Collateral, the Company shall comply with Section 11.02 and Section 11.03 of the Indenture.

         SECTION 17. Additional Pledgors. If a newly acquired or created Domestic Restricted Subsidiary provides a Note Guaranty pursuant to Section 4.11 of the Indenture or any Subsidiary that is not a party hereto becomes the owner of any Collateral required to be held in the Cash Collateral Account, such Person shall immediately become a party hereto by signing and delivering to the Collateral Agent a Pledge Agreement Supplement, substantially in the form of Exhibit A, whereupon such Subsidiary shall become a "Pledgor" as defined herein.

         SECTION 18. Successors and Assigns. This Pledge Agreement shall be binding upon each Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, transferees and assigns.

         SECTION 19. Miscellaneous Provisions.

         (a) Notices. Any notice or communication given hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail or facsimile, addressed as follows or to such other address as shall be designated by any party in a written notice to the other party hereto:

         IF TO THE PLEDGORS:
                  Century Aluminum Company
                  2511 Garden Road
                  Building A Suite 200
                  Monterey, CA 93940
                  Fax: (831) 642-9080
                  Attention: Chief Financial Officer

         IF TO THE COLLATERAL AGENT:
                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890
                  Attn:  Corporate Trust Department
                  Fax:   (302) 651-8584


All such notices and other communications shall be deemed given if in writing
(i) when delivered in person, (ii) five days after mailing when mailed by first class mail or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice to the Collateral Agent will be effective only upon receipt.

         (b) No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of any Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

         (c) Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

         (d) Table of Contents and Headings. The Table of Contents and headings of the Sections of this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         (e) Counterparts. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

         (f) Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Trustee and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

         (g) Amendments, Waiver and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by any Pledgor from any provision of this Pledge Agreement shall be effective only if in writing, signed by the Collateral Agent and made or duly given in compliance with all of the terms and provisions of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. None of the Collateral Agent or any other Secured Party shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any other Secured Party to exercise, in whole or in part, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or any other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         (h) Interpretation of Agreement. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

         (i) Authority of the Collateral Agent. The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be liable to any Pledgor for any action taken or omitted to be taken by the Collateral Agent, in its capacity as Collateral Agent, hereunder, except for its own negligence or willful misconduct, and the Collateral Agent shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons.

                  (ii) Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Pledgors shall not be obligated or entitled to make any inquiry respecting such authority.

         (j) Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other persons (provided that, unless such approval would impair the perfection of the Lien purported to be granted hereunder, the bank or trust company or person or persons appointed shall be approved by the Company, which approval shall not unreasonably withheld), either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of
Section 12 and Section 14). Any such co-agent or separate agent shall agree in writing to comply with all of the obligations of the Collateral Agent hereunder applicable to the power and authority it is granted by the Collateral Agent pursuant to this clause (j).

         (k) Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Section 6.06 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

         (l) Governing Law; Submission to Jurisdiction; Waiver of Damages and Bonds.

                  (i) This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law (whether under the UCC as in effect in the State of New York or the Federal Book Entry Regulations) and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

                  (ii) Each Pledgor hereby agrees to submit to the jurisdiction of any state or Federal court located in the Borough of Manhattan, City of New York.

                  (iii) Each Pledgor agrees that it will not assert any counterclaims, setoffs or crossclaims in any proceeding brought by the Collateral Agent to realize on such property or to enforce a judgment or other court order in favor of the Collateral Agent, except for such counterclaims, setoffs or crossclaims which, if not asserted in any such proceeding, could not otherwise be brought or asserted.

                  (iv) Each Pledgor waives any objection that it may have to the location of a court in The City of New York once the Collateral Agent has commenced a proceeding described in this Section 19(l) including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens.


                  (v) Each Pledgor agrees that no Holder of Notes or (except as otherwise provided in this Pledge Agreement or the Indenture) the Collateral Agent or the Trustee in their respective capacities as such shall have any liability to such Pledgor (whether arising in tort, contract or otherwise) for losses suffered by such Pledgor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Pledge Agreement, or any act, omission or event occurring in connection therewith, except that the Collateral Agent shall be liable if it is determined by a final and nonappealable judgment of a court that is binding on the Collateral Agent that such losses were the result of acts or omissions on the part of the Collateral Agent constituting bad faith, gross negligence (unless otherwise required by the Trust Indenture Act) or willful misconduct.

                  (vi) To the extent permitted by applicable law, each Pledgor waives the posting of any bond otherwise required of the Collateral Agent or any other Secured Party in connection with any judicial process or proceeding to enforce any judgment or other court order pertaining to this Pledge Agreement or any related agreement or document entered in favor of any Secured Party or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Pledge Agreement or any related agreement or document between the Pledgors on the one hand and the Secured Parties on the other hand.

         IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written. (i)



                            PLEDGORS:
                            CENTURY ALUMINUM COMPANY

                            By:
                               --------------------------------------
                                      Name:
                                     Title:

                            CENTURY ALUMINUM OF
                            WEST VIRGINIA, INC.


                            By:
                              ---------------------------------------
                                      Name:
                                     Title:

                            BERKELEY ALUMINUM,  INC.


                            By:
                              ---------------------------------------
                                      Name:
                                     Title:

                            CENTURY KENTUCKY, INC.



                            By:
                              --------------------------------------
                                      Name:
                                     Title:

                            VIRGIN ISLANDS ALUMINA
                            CORPORATION, LLC.


                            By:
                              -------------------------------------
                                      Name:

                                    Title:
                            METALSCO LTD.


                            By:
                              --------------------------------------
                                      Name:
                                     Title:

                            SKYLINER, INC.


                            By:
                              --------------------------------------
                                      Name:
                                     Title:

                            NSA, LTD.



                            By:
                              ---------------------------------------
                                      Name:
                                     Title:



                            COLLATERAL AGENT:
                            WILMINGTON TRUST COMPANY

                            By:
                              ---------------------------------------
                                      Name:
                                     Title:

                                                                       EXHIBIT A


                           PLEDGE AGREEMENT SUPPLEMENT

         PLEDGE AGREEMENT SUPPLEMENT dated as of _______, ____, between [Name of New Pledgor] (the "NEW PLEDGOR") and Wilmington Trust Company, as Collateral Agent.

         WHEREAS, Century Aluminum Company, the other Pledgors party thereto and Wilmington Trust Company, as Collateral Agent, are parties to a Pledge and Security Agreement dated as of April 2, 2001 (as heretofore amended and/or supplemented, the "PLEDGE AGREEMENT") under which Century Aluminum Company and the other Pledgors secures certain obligations;

         WHEREAS, [name of New Pledgor] is required to become a party to the Security Agreement as a Pledgor thereunder; and

         WHEREAS, terms defined in the Pledge Agreement (or whose definitions are incorporated by reference in Section 1 of the Pledge Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Party to the Pledge Agreement. The New Pledgor acknowledges that, by signing this Pledge Agreement Supplement and delivering it to the Collateral Agent, the New Pledgor becomes a "Pledgor" for all purposes of the Pledge Agreement and will thereafter have all the rights and obligations of a Pledgor thereunder and be bound by all the provisions thereof as fully as if the New Pledgor were one of the original parties thereto.

         SECTION 2. Pledge and Grant of Security Interest. In order to secure the Secured Obligations, the New Pledgor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in and to all of such Pledgor's right, title and interest in and to all of the following, whether now owned or hereafter acquired by such Pledgor, wherever located and whether now or hereafter existing or arising (hereinafter collectively referred to as the "NEW COLLATERAL"), whether characterized as investment property, general intangibles or otherwise:

         (a) the Cash Collateral Account;

         (b)all cash, monies, investment property, instruments and financial assets (including without limitation, the Liquid Investments) held in the Cash Collateral Account;

         (c) all Cash Proceeds, whether or not held in the Cash Collateral Account;

         (d) all dividends, interest, cash, monies and other property from time to time received, receivable or otherwise distributed or distributable in respect of, or in exchange for, any or all such Collateral; and

         (e) all proceeds of any of the foregoing clauses (a) through (d).

         SECTION 3. Delivery of Collateral. Concurrently with delivering this Pledge Agreement Supplement to the Administrative Agent, the New Pledgor is complying with the provisions of Section 5 of the Security Agreement with respect to any New Collateral owned by it on the date hereof.

         SECTION 4. Representations and Warranties. Each of the representations and warranties set forth in Section 7 of the Pledge Agreement is true as applied to the New Pledgor and the New Collateral on the date hereof. For purposes of the foregoing sentence, references in said Sections to a "Pledgor" shall be deemed to refer to the New Pledgor and references to "Collateral" shall be deemed to refer to the New Collateral.

         SECTION 5. Governing Law. This Pledge Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.




                                       [NAME OF NEW PLEDGOR]


                                       By:
                                         ---------------------------------------
                                          Name:
                                          Title:

                                       WILMINGTON TRUST COMPANY, as
                                       Collateral Agent


                                       By:
                                         ---------------------------------------
                                          Name:
                                          Title: